EXHIBIT 3.4

LIMITED LIABILITY COMPANY AGREEMENT

OF

HÖEGH LNG GP LLC

A Marshall Islands Limited Liability Company

Dated as of April 14, 2014

i

Section 7.3	Headings	11
Section 7.4	Severability	11
Section 7.5	No Third-Party Beneficiary	11
Section 7.6	Amendment	11

Exhibit 1:	Form of Certificate of Formation
Exhibit 2:	Form of LLC Certificate

ii

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Höegh LNG GP LLC, a Marshall Islands limited liability company (the “Company”), is made and entered into effective as of April 14, 2014, by Höegh LNG Holdings Ltd., a Bermuda company ( the “Initial Member”).

RECITALS

WHEREAS, the Initial Member desires to form the Company pursuant to the Act; and

WHEREAS, subject to the terms and conditions of this Agreement, it is intended that that Company may engage in any lawful activity permitted by the Act.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. When used in this Agreement, the following terms have the meanings set forth below:

(a) “Act” means the Marshall Islands Limited Liability Company Act of 1996 (of the Republic of the Marshall Islands Associations Law), as amended from time to time.

(b) “Agreement” means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time in accordance with its terms.

(c) “Board of Directors” means the board of directors of the Company composed of directors appointed in accordance with Section 4.1 that, pursuant to Section 4.1, oversees and directs the operations, management and policies of the Company.

(d) “Capital Contributions” means the total amount of cash and/or assets that a Member contributes to the Company as capital pursuant to this Agreement.

(e) “Certificate of Formation” means the Certificate of Formation, substantially in the form of Exhibit 1 attached hereto, to be filed pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations pursuant to which the Company will be formed as a Marshall Islands limited liability company.

(f) “Company” has the meaning set forth in the preamble to this Agreement.

(g) “Indemnitee” has the meaning set forth in Section 4.7(a).

(h) “Initial Member” has the meaning set forth in the preamble to this Agreement.

(i) “LLC Certificate” has the meaning set forth in Section 2.8.

(j) “Member” means the Initial Member and any Transferee of the Initial Member, as the case may be, and has the same meaning as the term “Member” under the Act.

(k) “Officers” has the meaning set forth in Section 4.4(a).

(l) “Person” means a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company or any other juridical entity.

(m) “Transferee” has the meaning set forth in Section 2.10(a).

(n) “Units” means the units representing the limited liability company interests in the Company.

Section 1.2 Number and Gender. As the context requires, all words used herein in the singular number extend to and include the plural, all words used in the plural number extend to and include the singular, and all words used in any gender extend to and include the other gender or are neutral.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. By its execution of this Agreement, the Initial Member authorizes each of Steven J. Hollander and Daniel C. Rodgers, each acting singularly, of Watson, Farley & Williams LLP to file the Certificate of Formation pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations, and, upon such filing, the Company will be formed as a Marshall Islands limited liability company.

Section 2.2 Name. The name of the Company will be “Höegh LNG GP LLC,” and all Company business will be conducted in that name or such other names that comply with applicable law as the Board of Directors may designate from time to time.

Section 2.3 Purposes. The purposes for which the Company is established are to engage in any lawful activity permitted by the Act.

Section 2.4 Registered Office; Registered Agent. The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands will be the office of the initial registered agent named in the Certificate of Formation or such other office as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company required by the Act to be maintained in the Republic of the Marshall Islands will be the initial registered agent named in the Certificate of Formation or such other person or persons as the Board of Directors may designate from time to time in the manner provided by law.

Section 2.5 Principal Office. The principal office of the Company will be Suite 616, 48 Par-La-Ville Road, Hamilton, HM 11, Bermuda, except as may otherwise be determined by the Board of Directors; provided, however, that such office will not be the United Kingdom.

Section 2.6 Term. The Company will commence on the date the Certificate of Formation is accepted for filing by the Republic of the Marshall Islands Registrar of Corporations and have perpetual existence, unless the Company is dissolved in accordance with the Act.

Section 2.7 Liability to Third Parties. None of the Members, the Board of Directors or the officers of the Company will be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

Section 2.8 LLC Certificate. The limited liability company interests of the Company will be represented by Units. The Initial Member’s ownership of its limited liability company interest in the Company will be evidenced by a certificate of 1,000 Units initially representing a 100% limited liability company interest in the Company (the “LLC Certificate”), substantially in the form of Exhibit 2 attached hereto.

Section 2.9 Issuances of Additional Units.

(a) The Company may issue additional Units and options, rights, warrants and appreciation rights relating to such Units for any purpose of the Company at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members.

(b) Each additional Unit authorized to be issued by the Company pursuant to Section 2.9(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of limited liability company interests), as the Board of Directors shall fix, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Unit (including sinking fund provisions); (iv) whether such Unit is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which such Unit will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the percentage of the total limited liability company interests represented by such Unit; and (vii) the right, if any, of such Unit to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Unit.

(c) The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with each issuance of Units and options, rights, warrants and appreciation rights relating to such Units pursuant to this Section 2.9, reflecting the admission of such additional Members in the books and records of the Company as the record holder of such Units. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other limited liability company interests being so issued. The Board of Directors shall do all things necessary to comply with the Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of limited liability company interests, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

Section 2.10 Transfer of Ownership Interest; Pledge of Ownership Interest.

(a) Subject to Section 2.10(b), upon the endorsement by a Member on its LLC Certificate (or on a separate transfer power) in favor of a third party (a “Transferee”) and the delivery of such LLC Certificate (and such separate power, if applicable) to the Company for registration and issuance of a new LLC Certificate to such Transferee, such Member will be deemed to have assigned and transferred all his, her or its right, title and interest in the Company and in this Agreement to such Transferee, and all references in this Agreement to such Member will be deemed to refer to such Transferee, in each case effective as of the date of such LLC Certificate delivery. A Member’s right, title and interest in the Company will not be transferred other than as provided in this Section 2.10(a).

(b) The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of a Member in the Company will not cause such Member to cease to be a Member until the secured party has lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party does not have the power to exercise any rights or powers of the Members.

(c) The instrument of transfer of any ownership interest in the Company may be executed only outside of the United Kingdom.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Initial Capital Contributions. The Initial Member shall make an initial capital contribution of U.S. $1,000 to the Company, and upon the Company’s receipt and in consideration thereof, an LLC Certificate will be issued in favor of the Initial Member as provided for in Section 2.8.

Section 3.2 Additional Capital Contributions. A Member may contribute such additional sums and/or assets, if any, as he, she or it determines in his, her or its sole discretion.

Section 3.3 Liability Limited to Capital Contributions. The Members do not have any obligation to contribute money to the Company or any personal liability with respect to any liability or obligation of the Company.

Section 3.4 No Interest on Capital Contributions. Except as otherwise expressly provided herein, a Member will not receive any interest on his, her or its Capital Contributions to the Company.

ARTICLE IV

MANAGEMENT

Section 4.1 Board of Directors. Except for decisions or actions requiring the approval of the Members or by non-waivable provisions of the Act or applicable law, all of the management and control of the Company will be vested in the Board of Directors, and the powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be exclusively managed under the direction of, the Board of Directors, comprised of no less than one and no more than nine directors. Subject to such limitations, the Board of Directors shall fix the exact number of directors of the Company from time to time by resolution of the Board of Directors, and such number may be increased or decreased from time to time by vote of a majority of the directors of the Company then in office; provided, however, that the Board of Directors initially will be comprised of four directors. No decrease in the number of the directors of the Company will have the effect of shortening the term of any incumbent director of the Company. Each director of the Company is deemed a “manager” under the Act. The Board of Directors, in its sole discretion, may make all decisions and take all actions for the Company as it deems necessary or appropriate to enable the Company to carry out the purposes for which the Company was formed and to further the interests of the Members, including, without limitation, the following:

(a) adopting, by written consent or otherwise, resolutions in the name and on behalf of the Company authorizing any decisions or actions taken pursuant to this Section 4.1;

(b) entering into, making and performing such contracts, agreements, undertakings and financial guarantees in the name and on behalf of the Company;

(c) setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(d) collecting sums due to the Company;

(e) selecting, removing and changing the authority and responsibility of lawyers, auditors and other advisers and consultants;

(f) (i) creating such committees of the Board of Directors as the Board of Directors, in its sole discretion, deems necessary or appropriate to carry on the affairs of the Company, (ii) selecting and removing (with or without cause, upon the affirmative vote of a majority of all of the directors of the Company then in office) the members of such committees (provided, however, that such committees will be comprised only of directors of the Company and have only as many members as the Board of Directors deems appropriate), and (iii) changing the authority and responsibilities of such committees; and

(g) granting signatory authority to and issuing powers of attorney in favor of such persons as the Board of Directors deems necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Section 4.1.

Section 4.2 Board Membership.

(a) The Members have full authority unilaterally (i) to appoint, by majority vote, such individuals to be directors of the Company as they choose, in their sole discretion, (ii) to remove and replace, by majority vote, any directors of the Company they appoint, with or without cause, at any time and for any reason, and (iii) to fill, by majority vote, any positions created on the Board of Directors as a result of an increase in the size of the Board of Directors.

(b) Each Director will be appointed to serve until his or her successor is appointed and qualified or until his or her earlier resignation or removal.

(c) The Members shall designate one director of the Company to hold the title of Chairman of the Board of Directors.

Section 4.3 Meetings, Quorum, Voting, etc.

(a) Meetings of the Board of Directors will be held at least four times every fiscal year and called by the Secretary of the Company, or in the absence of the Secretary of the Company, by the Chairman of the Board of Directors, upon request of any director of the Company. Notice of the date, time and place of each meeting of the Board of Directors will be given to each director of the Company at least 48 hours prior to such meeting, unless such notice is given orally or delivered in person, in which case it will be given at least 24 hours prior to such meeting. For the purpose of this Section 4.3(a), notice of a meeting will be deemed to be duly given to a director of the Company if given to him or her personally (including by telephone) or if such notice is delivered to such director, by courier service, mail, email, telegraph, cable, telex or facsimile, to his or her last known address. Notice of a meeting need not be given to any director of the Company who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conduct of any voting thereat, the lack of notice to him or her.

(b) At all meetings of the Board of Directors, a quorum for the transaction of business will be a majority of the directors of the Company then in office.

(c) Directors of the Company may participate in a meeting of the Board of Directors or a meeting of any committee of the Board of Directors by means of conference call or any similar communications equipment by means of which all directors of the Company participating in the meeting can speak and hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting.

(d) All decisions to be made and actions to be taken by the Board of Directors or a committee of the Board of Directors will be determined by the vote of a majority of the directors of the Company in attendance at a meeting at which a quorum is present.

(e) Any action that may be taken at a meeting of the Board of Directors or a meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of the Company then in office or all of the members of such committee then in office. An action taken by a unanimous consent in writing will be deemed to have occurred when the last director of the Company or last member of such committee, as applicable, executing such consent has signed such consent.

(f) Unless the Board of Directors otherwise provides, any committee of the Board of Directors may make rules for the conduct of its business as such committee deems necessary from time to time. Each committee shall keep a record of its proceedings and report the same to the Board of Directors when required. No committee has the power (i) to fill vacancies in the Board of Directors, (ii) to change the membership of or fill vacancies in any other committee created by the Board of Directors, (iii) to amend or repeal this Agreement, (iv) to adopt a new limited liability company agreement of the Company, (v) to submit to the Members any action requiring their authorization or (vi) to amend or repeal any resolution of the Board of Directors that, by its terms, is not amendable or repealable. Directors of the Company may participate in a meeting of a committee of the Board of Directors by means of conference call or any similar communications equipment by means of which all directors of the Company participating in the meeting can speak and hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting.

Section 4.4 Delegation of Authority and Duties.

(a) The Board of Directors may appoint and elect (as well as remove or replace, with or without cause, at any time and for any reason) from time to time as it deems necessary or appropriate (i) a Chief Executive Officer of the Company, (ii) a Chief Financial Officer of the Company, (iii) a Secretary of the Company and (iv) such other officer positions assigned to individuals (collectively, the “Officers”). Each Officer will be a natural person. Any two or more offices may be held by the same person. If so appointed by the Board of Directors, the Officers will have the authority and duties as may from time to time be assigned to them.

(b) In addition, the Board of Directors may delegate to one or more natural persons (inclusive of any director of the Company) from time to time as it deems necessary or appropriate such authority and duties as the Board of Directors is granted under this Agreement and not made subject to the approval of the Members by this Agreement, and the Board of Directors may assign in writing such titles to any such person or persons as it deems necessary or appropriate. Any delegation pursuant to this Section 4.4(b) may be revoked by the Board of Directors, with or without cause, at any time and for any reason.

(c) Unless the Board of Directors decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 4.4 is one commonly used for officers of a business corporation formed under the Marshall Islands Business Corporations Act, the assignment of such title will constitute the delegation to such person of the authority and duties that are normally associated with such office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 4.4. Any delegation or restriction pursuant to this Section 4.4(c) may be revoked at any time by the Board of Directors, with or without cause, at any time and for any reason; provided, that the Board of Directors will not be entitled to revoke any restriction relating to the residence of any person as set out in this Section 4.4.

(d) Unless authorized to do so by this Agreement or by the Board of Directors, no director of the Company, Officer, agent of the Company or employee of the Company has any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. However, the Company may act by an attorney-in-fact authorized by the Board of Directors.

Section 4.5 Execution of Documents. Any agreements, contracts or other documents or correspondence executed by the Company, including an LLC Certificate, will be signed by the individual executing the same as follows:

HÖEGH LNG GP LLC

By:
Name:
Title:

Section 4.6 Compensation of Directors and Officers.

(a) Directors of the Company will receive compensation for their services to the Company as the Board of Directors or any compensation committee appointed by the Board of Directors determines. Such compensation will be based on market terms as determined by the Board of Directors or any compensation committee appointed by the Board of Directors. In addition, the Board of Directors or any compensation committee appointed by the Board of Directors may authorize from time to time the reimbursement by the Company of such expenses (including travel expenses) as may be incurred by directors of the Company in the performance of their duties hereunder (including attendance at meetings of the Board of Directors).

(b) The Officers shall serve with or without such compensation for their services to the Company as the Board of Directors or any compensation committee appointed by the Board of Directors thereof determines.

Section 4.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify and hold harmless the Members, Officers, directors of the Company and any Person designated by the Board of Directors as an Indemnitee for purposes of this Agreement (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of his, her or its status as an Indemnitee; provided, that the Company shall not indemnify and hold harmless an Indemnitee if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Indemnitee is seeking indemnification pursuant to this Section 4.7, such Indemnitee acted in bad faith, engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that such Indemnitee’s conduct was unlawful. The Company shall make any indemnification pursuant to this Section 4.7 only out of the assets of the Company, it being agreed that the Members will not be personally liable for such indemnification and will not have an obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, the Company shall advance expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 4.7 in defending any claim, demand, action, suit or proceeding prior to a determination that such Indemnitee is not entitled to be indemnified.

(c) The indemnification provided by this Section 4.7 will be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, continue as to an Indemnitee who has ceased to serve in such capacity and inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

(d) The Company may purchase and maintain (or reimburse any Member or its affiliates for the cost of) insurance, on behalf of any Member, any affiliates of the Members and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the terms and conditions of this Agreement.

(e) For purposes of this Section 4.7, the Company will be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by him, her or it of his, her or its duties to the Company also imposes duties on, or otherwise involves services by, he, she or it to such plan or participants or beneficiaries of such plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law will constitute “fines” within the meaning of Section 4.7(a). Action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of his, her or its duties for a purpose reasonably believed by him, her or it to be in the best interest of the participants and beneficiaries of such plan will be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee will not be denied indemnification in whole or in part under this Section 4.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms and conditions of this Agreement.

(h) The provisions of this Section 4.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and will not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 4.7 or any provision hereof will in any manner terminate, reduce or impair (i) the right of any past, present or future Indemnitee to be indemnified by the Company or (ii) the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 4.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 4.8 Liability of Indemnitees.

(a) No Indemnitee will be personally liable for the debts and obligations of the Company.

(b) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee will be liable for monetary damages to the Company for losses sustained or liabilities incurred as a result of any act or omission of such Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Indemnitee acted in bad faith, engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that such Indemnitee’s conduct was criminal.

(c) To the fullest extent that the Act permits the limitation or elimination of liability of directors of a company, a director of the Company will not be liable to the Company or the Members for monetary damages for breach of fiduciary duty as a director of the Company.

(d) Any amendment, modification or repeal of this Section 4.8 or any provision hereof will be prospective only and will not in any way affect the limitations on the liability of the Indemnitees under this Section 4.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

Section 5.1 Allocations. Profits of the Company will not be allocated to the Members until a distribution is declared by the Board of Directors or upon a winding up.

Section 5.2 Distributions/Available Cash. The Board of Directors, in its sole discretion, shall determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Board of Directors may make distributions to the Members, subject to Section 40 of the Act.

ARTICLE VI

BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS

Section 6.1 Books and Records. The books and records of the Company will, at the cost and expense of the Company, be kept at the principal office of the Company or at such other location as the Board of Directors may determine from time to time; provided, that in no circumstances will any register of members be brought into the United Kingdom.

Section 6.2 Fiscal Year. Unless otherwise determined by the Board of Directors, the Company’s books and records will be kept on a December 31 calendar year basis, reflect all transactions of the Company and be appropriate and adequate for conducting the affairs of the Company.

Section 6.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Board of Directors. Checks will be drawn upon the account or accounts of the Company only for the purposes of the Company and may be signed by such persons as may be designated by the Board of Directors.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Complete Agreement. This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replace and supersede all prior agreements regarding the operation of the Company.

Section 7.2 Governing Law. This Agreement and the rights of the parties hereunder will be governed, interpreted and enforced in accordance with the laws of the Republic of the Marshall Islands, without giving regard to principles of conflicts of law.

Section 7.3 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 7.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms and conditions to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 7.5 No Third-Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Initial Member and its successors and Transferees, and no other Persons have any rights, interest or claims hereunder or are entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

Section 7.6 Amendment. All amendments to this Agreement must be in writing and signed by all of the Members.

[Signature Page Follows]

WHEREFORE, this Agreement has been executed by a duly authorized representative of the Initial Member as of the date first set forth above.

INITIAL MEMBER:

HÖEGH LNG HOLDINGS LTD.

By:	/s/ MORTEN W. HØEGH
Name:	Morten W. Høegh
Title:	Chairman

SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

HÖEGH LNG GP LLC

Exhibit 1

CERTIFICATE OF FORMATION

OF

HÖEGH LNG GP LLC

Under Section 9 of The Marshall Islands Limited Liability Company Act

The undersigned, [•], authorized person of Höegh LNG GP LLC, for the purpose of forming a Marshall Islands limited liability company, hereby certifies:

1.	The name of the limited liability company is: Höegh LNG GP LLC (the “Company”).

2.	The registered address of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Company’s registered agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the [•] day of April, 2014.

[•]
Authorized Person

Exhibit 1

Exhibit 2

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

OF

HÖEGH LNG GP LLC

FORMED UNDER THE LAWS OF THE

REPUBLIC OF THE MARSHALL ISLANDS

This Certificate evidences the ownership by Höegh LNG Holdings Ltd. of 1,000 units representing 100% of the limited liability company interests in Höegh LNG GP LLC (the “Company”), which interests are subject to the provisions of the Certificate of Formation and the Limited Liability Company Agreement of the Company, as each may be amended, modified or otherwise supplemented from time to time.

Witness, the signature of the Company by its duly authorized person.

Date:
Name:
Title:

Exhibit 2

For value received, the undersigned hereby sells, assigns and transfers unto                 a total of                 units representing a     % limited liability company ownership interest in Höegh LNG GP LLC represented by this Certificate.

Date:

By:
Name:
Title:

Exhibit 2